EXHIBIT 21.1

Significant Subsidiaries of Hollinger International Inc.

A.    U.S. GROUP

HTNM LLC
Hollinger International Publishing Inc.
    HLLC, LLC
    HG Partnership
    Alliance News, Inc.
    American Publishing Company
        Crowley Publishing Company
        American Publishing Management Services, Inc.
        American Publishing Services, Inc.
        American Publishing (1991) Inc.
            Fox Valley Publications, Inc.
            The Post-Tribune Company
            American Publishing Company of Indiana
            American Publishing Company of Kentucky
            American Publishing Company of Michigan
            American Publishing Company of Mississippi
            American Publishing Company of Nebraska
            American Publishing Company of New York
            American Publishing Company of North Carolina
            American Publishing Company of Ohio
            American Publishing Company of Pennsylvania
            American Publishing Company of Tennessee
            American Publishing Company of Texas
            American Publishing Company of West Virginia
            American Publishing Management Services, Inc.
            APAC Illinois Holdings, Inc.
            APAC-90 Arkansas Holdings, Inc.
            APAC-90 Indiana Holdings, Inc.
            APAC-90 Oklahoma Holdings, Inc.
            APAC-90 Texas Holdings, Inc.
            APAC-95 Alabama Holdings Inc.
            APAC-95 Indiana Holdings, Inc.
            APAC-95 Kentucky Holdings, Inc.
            APAC-95 New York Holdings, Inc.
            APAC-95 Oklahoma Holdings, Inc.
               Oklahoma Airplane LLC
                  3016296 Nova Scotia Company
            APAC-95 Texas Holdings, Inc.
            APC 1991 Arkansas Holdings Inc.
            APC Florida Holdings, Inc.
            APC Missouri Holdings, Inc.
            APC Pennsylvania Holdings, Inc.
            APC Western Holdings, Inc.
            Blackfoot Publishing Company

            Bulletin Publishing Company
            Grand Forks Publishing Company
            The Johnstown Tribune Publishing Company
            Meridian Star, Inc.
            Register Review Publishing Company
                 New Times Publishing, Inc.
            The Statesman-Examiner, Inc.
            United Media Group, Inc.
        APAC-95 Inc.
                 APMS-95 Inc.
        American Publishing Holdings Inc.
                 APAC-90 Inc.
                        APMS-90, Inc.
        Jerusalem Post Employees Holding (1983) Ltd.
        The Palestine Post Limited
            Jerusalem Post Publications Limited
    HTH BenHoldco Inc.
    HTH Holdings Inc.
    Reach Chicago, Inc.
    The Sun-Times Company
                 APC 1993, Inc.
                        APMS-93, Inc.
                 Argyle Renewals, Inc.
                 Argyle Sales, Inc.
                 Chicago Group Acquisition, Inc.
                 Chicago Sun-Times, Inc.
                 Chicago Sun-Times Features, Inc.
                 Digital Chicago Inc.
                 Sun-Times Distribution Systems, Inc.
                 Sun-Times PRD Inc.
                 LHAT Inc.
                        Telegraph Australian Holdings Limited
                        Midwest Suburban Publishing Inc.
                        Pioneer Newspapers Inc.
    Valley Cable TV, Inc.

B.  U.K. GROUP

Hollinger UK Holdings Limited (England)
    DT Holdings Limited (England)
        First DT Holdings Limited (England)
                HTNM Ventures Limited (England)
                Telegraph Group Limited (England)
                        Deedtask Limited (England)
                                Creditscheme Limited (England)

                        Hollinger Telegraph New Media Holdings Limited (England)
                                UKMAX Limited (England)
                                Hollinger Telegraph New Media Limited (England)
                                Telegraph (British) Limited (England)
                                Electronic Telegraph Limited (England)

C.  CANADIAN GROUP

HIF Corp. [Nova Scotia]
         3048582 Nova Scotia Limited [Nova Scotia] (formerly, 3592219 Canada Limited)
         Hollinger International (Canada) Holdings Co. [Nova Scotia]
                    HC Holdings Company [Nova Scotia]
                    Hollinger Canadian Publishing Holdings Inc. [New Brunswick]
                         XSTM Holdings (2000) Inc. [Nova Scotia]
                             The National Post Company
                             Hollinger Canadian Newspapers G.P. Inc.
                             Hollinger Canadian Newspapers, Limited Partnership
                             Hollinger Digital Inc.
                             3592197 Canada Limited
                             3048509 Nova Scotia Company
                             NP Holdings Company [Nova Scotia]
                             Hollinger Canadian Operating Company [Nova Scotia]
                             150275 Canada Inc.
                             923896 Ontario Inc.
                             Kelowna Capital News Company
                             Flyer Delivery Service Ltd.
                             W760 Holdings Ltd.
                             Vernon Sun Publishing Ltd.
                             Vernon Sun Holdings Ltd.
                             XSTMInternational Ltd. (formerly, Southam International Limited)
                                XSTMHoldings Corp. (formerly, Southam Holdings Corporation)
                                   XSTMBusComm USA Inc. (formerly, Southam Business Communications
                                   USA Inc.)